UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FIESTA RESTAURANT GROUP, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains a letter made available to analysts and investors of Registrant on August 7, 2023.

My name is Raphael Gross and I am responsible for Investor Relations at Fiesta Restaurant Group (FRGI). I am writing to you because we wanted you to be aware of two announcements that we made this morning.

We just announced that we have entered into a definitive agreement to be acquired by Authentic Restaurant Brands (ARB), a portfolio company of Garnett Station Partners, in an all cash transaction. ARB is holding company of regional food and beverage brands with extraordinary customer brand loyalty and rich, authentic stories. Current brands include Primanti Bros., PJ Whelihan’s and Mambo Seafood.

Here are a few of the key points from the press release Fiesta Restaurant Group, Inc. - Fiesta Restaurant Group, Inc. to be Acquired by Authentic Restaurant Brands (frgi.com) we issued this morning:

•	Stockholders will receive $8.50 per share of Fiesta common stock in cash.

•	The Fiesta Board formed a Special Committee comprised of independent directors that worked with outside advisors to conduct a comprehensive review of strategic alternatives.

•
The Special Committee and, ultimately, the full Fiesta Board of Directors, determined that this transaction delivers significant, immediate and certain value to Fiesta stockholders while providing Pollo Tropical the scale, resources and flexibility for continued success as part of a private company.

•
The agreement includes a 30-day “go shop” period. During this period, Fiesta, assisted by its legal and financial advisors, will actively initiate, solicit and consider alternative proposals from interested third parties.

•
Fiesta expects to complete the transaction in the fourth quarter of 2023, subject to approval by Fiesta stockholders, expiration or termination of the applicable waiting period under the HSR Act, as well as other customary closing conditions.

We also released our second quarter earnings results Fiesta Restaurant Group, Inc. - Fiesta Restaurant Group, Inc. Reports Second Quarter 2023 Results (frgi.com) today. Highlights from the second quarter include:

•	Year-over-year comparable transaction growth of 3.6% and comparable sales growth of 9.6%.

•	Second quarter Restaurant-level Operating Profit increased 20% from the first quarter of 2022, driven by our comparable restaurant sales growth and margin improvement actions.

•	Restaurant-level Operating Profit Margins improved to 19.3%, reflecting our strong comparable transaction growth and phased pricing actions in 2022 and March of 2023.

•	In connection with the transaction, Fiesta will not host an earnings conference call.

Until the transaction closes, it is business as usual at Fiesta and we are continuing to operate as an independent public company.

We will keep you informed as we have updates to share throughout this process. Thank you for your continued support of Fiesta.

Sincerely,
Raphael

Forward-Looking Statements

Matters discussed in this communication, whether written or oral, relating to future events or the Company’s future performance, including any discussion, express or implied, regarding the Company’s anticipated growth, operating results, future earnings per share, plans, objectives, the impact of the Company’s other business initiatives, the impact of the Company’s initiatives designed to strengthen the Company’s liquidity and cash position, including those related to working capital efficiency initiatives and sales of real property and the impact of the COVID-19 pandemic and the Company’s initiatives designed to respond to the COVID-19 pandemic on future sales, margins, earnings and liquidity, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in the Company’s public filings with the SEC. Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the proposed transaction include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of the Company’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the merger agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm the Company’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of the Company's common stock and/or on its financial performance. All forward-looking statements and the internal projections and beliefs upon which the Company bases its expectations included in this report or other periodic reports represent its estimates as of the date made and should not be relied upon as representing its estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company expects to file a proxy statement, as well as other relevant materials, with the SEC. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://www.frgi.com/investor-relations/default.aspx). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://www.frgi.com/investor-relations/default.aspx.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2023 annual meeting of stockholders filed with the SEC on March 30, 2023. To the extent the holdings of Company securities by Company directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://www.frgi.com/investor-relations/default.aspx. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.